Exhibit 5.1

October 7, 2020

ERYTECH Pharma S.A.

60 Avenue Rockefeller

69008 Lyon

France

Re: Registration Statement on Form F-3 of ERYTECH Pharma S.A.

Ladies and Gentlemen:

We are acting as special French counsel for ERYTECH Pharma S.A. (the “Company”), a French société anonyme, in connection with the filing by the Company with the U.S. Securities and Exchange Commission (the “Commission”) of a Form F-3 Registration Statement (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Company has provided us with a prospectus (the “Base Prospectus”), which forms part of the Registration Statement. The Base Prospectus may be amended from time to time in connection with any further post-effective amendments to the Registration Statement, and the Base Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement, as amended from time to time, including the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements), provides for the registration by the Company of an indeterminate amount of (i) the Company’s ordinary shares, €0.10 nominal value per share (the “Ordinary Shares”), including Ordinary Shares that may be issued in the form of American Depositary Shares (the “ADSs”) and (ii) warrants (bons de souscription d’actions) to purchase Ordinary Shares, including in the form of ADSs (the “Warrants,” and, together with the Ordinary Shares and the ADSs, the “Securities”), with the maximum aggregate public offering price of all such securities to be issued by the Company under the Registration Statement not to exceed $100,000,000, as further described in the Registration Statement. The Securities are being registered for offering and sale from time to time pursuant to Rule 415 under the Securities Act.

In rendering the opinion expressed below, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such agreements, documents and records of the Company, and such instruments and certificates of officers and other representatives of the Company and public officials, as we have deemed necessary as the basis for such opinion, and have made such investigations of law as we have deemed necessary or appropriate as a basis for such opinion.

We have assumed that (i) the Registration Statement, and any amendments thereto, will have become effective under the Securities Act (and will remain effective at the time of issuance of any Securities thereunder); (ii) a Prospectus Supplement to the extent required by applicable law and the relevant rules and regulations of the Commission will be timely filed with the Commission; (iii) the resolutions authorizing the Company to issue, offer and sell the Securities as adopted by the extraordinary shareholders’ meeting and/or the Board of Directors of the Company (the “Board”) and/or the chief executive officer (directeur général), as applicable, will be in full force and effect at all times at which the Securities are issued, offered or sold by the Company, (iv) the definitive terms of the Securities will have been established in accordance with the authorizing resolutions adopted by the extraordinary shareholders’ meeting and/or the Board and/or the chief executive officer (directeur géneral), as applicable, the Company’s bylaws and applicable law, and (v) the Company will issue and deliver the Securities in the manner contemplated in the Registration Statement and the amount of Securities will remain within the limits of the then authorized but unissued amounts of Securities, (vi) all Securities will be issued in compliance with applicable securities and corporate law, (vii) with respect to any Warrants, the terms and conditions of such Warrants will constitute valid and legally binding obligations of the Company according to applicable laws, enforceable against it in accordance with their terms, and (viii) any subscription, purchase, underwriting, placement or similar agreement will constitute a valid and binding obligation of each party thereto other than the Company. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements and representations of the Company and its officers and other representatives and of public officials.

GIDE LOYRETTE NOUEL A.A.R.P.I.
15 rue de Laborde - 75008 Paris | tél. +33 (0)1 40 75 60 00 | info@gide.com - gide.com | Palais T03

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations stated herein, we are of the opinion that (1) the Ordinary Shares, when (a) the extraordinary shareholders’ meeting of the Company and, if applicable, the Board and/or the chief executive officer (directeur général), have taken all necessary corporate action to authorize the issuance of, and establish the terms of, the offering of the Ordinary Shares and related matters and (b) issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting, placement or similar agreement approved by the Board and/or the chief executive officer (directeur général), as the case may be, upon payment of the consideration provided therein to the Company and issuance of the depositary certificate (certificat du dépositaire) in respect thereof, will be validly issued, fully paid and non-assessable and (2) the Warrants, when (a) the extraordinary shareholders’ meeting of the Company and, if applicable, the Board and/or the chief executive officer (directeur géneral) of the Company, have taken all necessary corporate action to authorize the issuance of and establish the terms and conditions of such Warrants and the terms of the offering of the Warrants and related matters, and (b) issued, sold and delivered in the manner and for the consideration stated in the applicable definitive subscription, purchase, underwriting, placement or similar agreement approved by the Board and/or the chief executive officer as the case may be, and upon payment of the consideration provided therein, then the Warrants will constitute valid and legally binding obligations of the Company, enforceable against it in accordance with their terms.

The term “non-assessable”, which has no recognized meaning in French law, for the purposes of this opinion means that no present or future holder of ordinary shares will be subject to personal liability, by reason of being such a holder, for additional payments or calls for further funds by the Company or any other person after the issuance of the ordinary shares.

We do not undertake or accept any obligation to update this opinion to reflect subsequent changes in French law or factual matters arising after the date of effectiveness of the Registration Statement.

This opinion is subject to any limitation arising from ad hoc mandate (mandat ad hoc), conciliation (conciliation), accelerated safeguard (sauvegarde accélérée), accelerated financial safeguard (sauvegarde financière accélérée), safeguard (sauvegarde), judicial reorganisation (redressement judiciaire), judicial liquidation (liquidation judiciaire) (including a provision that creditors’ proofs of debts denominated in foreign currencies would be converted into euros at the rate applicable on the date of the court decision instituting the accelerated safeguard (sauvegarde accélérée), the accelerated financial safeguard (sauvegarde financière accélérée), the safeguard (sauvegarde), the judicial reorganisation (redressement judiciaire) and the judicial liquidation (liquidation judiciaire) proceedings), insolvency, moratorium and other laws of general application affecting the rights of creditors.

We are members of the Paris bar and this opinion is limited to the laws of the Republic of France. This opinion is subject to the sovereign power of the French courts to interpret agreements and assess the facts and circumstances of any adjudication. This opinion is given on the basis that it is to be governed by, and construed in accordance with, the laws of the Republic of France.

This opinion is addressed to you solely for your benefit in connection with the Registration Statement. It is not to be transmitted to anyone else nor is it to be relied upon by anyone else or for any other purpose, or quoted or referred to in any public document (other than the Registration Statement) or filed with anyone without our prior written express consent.

We hereby consent to the filing with the Commission of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Gide Loyrette Nouel A.A.R.P.I. under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Gide Loyrette Nouel A.A.R.P.I.